                                                                    Exhibit 99.4

                              PANAMSAT CORPORATION

                                OFFER TO EXCHANGE

         6% Notes due 2003 for any and all outstanding 6% Notes due 2003 6-1/8% Notes due 2005 for any and all outstanding 6-1/8% Notes due 2005 6-3/8% Notes due 2008 for any and all outstanding 6-3/8% Notes due 2008
    6-7/8% Debentures due 2028 for any and all outstanding 6-7/8% Debentures due 2028

To Our Clients:

    Enclosed for your consideration is a Prospectus, dated __________, 1998 (the "Prospectus"), and the associated Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of PanAmSat Corporation (the "Company"), a corporation organized under the laws of the state of Delaware, to exchange its 6% Notes due January 15, 2003, 6-1/8% Notes due January 15, 2005, 6-3/8% Notes due January 15, 2008 and 6-7/8% Debentures due January 15, 2028 (collectively, the "Exchange Securities") for any and all of its outstanding 6% Notes due January 15, 2003, 6-1/8% Notes due January 15, 2005, 6-3/8% Notes due January 15, 2008 and 6-7/8% Debentures due January 15, 2028, respectively (collectively, the "Private Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated January 16, 1998, by and among the Company and the initial purchasers of the Private Securities referred to therein.

    This material is being forwarded to you as the beneficial owner of Private Securities carried by us in your account but not registered in your name. A tender of such Private Securities may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________,1998, unless extended by the Company (the "Expiration Date"). Any Private Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1.   The Exchange Offer is for any and all Private Securities.

    2. Except as set forth in Instruction 6 to the Letter of Transmittal, any transfer taxes incident to the exchange of Private Securities pursuant to the Exchange Offer will be paid by the Company.

    3. The Exchange Offer expires at 5:00 p.m., New York City time, on ______________________, 1998, unless extended by the Company.

    If you wish to have us tender your Private Securities, please so instruct us by completing, executing and returning to us the instruction form enclosed herein. The Letter of Transmittal is furnished to you for information only and may not be used by you to tender Private Securities.

    Private Securities not tendered for exchange will remain outstanding and will not retain any rights under the Registration Rights Agreement dated January 16, 1998, among the Company and the initial purchasers of the Private Securities referred to therein.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Private Securities.

    This will instruct you to tender the Private Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Private Securities held by you for any account as indicated below:

                                                    Aggregate Principal
                                                Amount of Private Securities
                                           ------------------------------------

 6% Notes due January 15, 2003..........   _____________________________________

 6-1/8% Notes due January 15, 2005......   _____________________________________

 6-3/8% Notes due January 15, 2008......   _____________________________________

 6-7/8% Debentures due January 15, 2028..  _____________________________________

 |_| Please do not tender any Private Securities held by you for my account.

     Dated:  _______________, 1998         _____________________________________

                                           _____________________________________
                                                      Signature(s)

                                           _____________________________________

                                           _____________________________________

                                           _____________________________________
                                                 Please print name(s) here

                                           _____________________________________

                                           _____________________________________
                                                        Address(es)

                                           _____________________________________
                                              Area Code and Telephone Number

                                           _____________________________________
                                                   Tax Identification or
                                                   Social Security No.(s)

    None of the Private Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Private Securities held by us for your account.